                                                                    EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                   Liberty Street Corp.

Address:                20 Liberty Street
                        P.O. Box 388
                        Chester, CT  06412

Designated Filer: Liberty Street Partners LP

Date of Event
Requiring Statement:    8/12/05

Issuer and Ticker
Symbol:                 James River Group, Inc. (JRVR)



Signature: : /s/ Steven J. Tynan
             -----------------------
             Steven J. Tynan
Title: President